EXHIBIT 99.1

        WRITTEN STATEMENT OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER,
               PURSUANT TO 18 U.S.C. ss.1350 DATED APRIL 22, 2003

The undersigned hereby certifies in his capacity as the President and Chief Executive Officer of Edison Control Corporation (the "Company") that the Annual Report on Form 10-K of the Company for the year ended January 31, 2003 (the "Report") fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.


                                        EDISON CONTROL CORPORATION
                                        --------------------------
                                              (Registrant)

 Date: April 22, 2003                   /s/ Alan J. Kastelic
                                        --------------------
                                        Alan J. Kastelic
                                        (President and Chief Executive Officer)